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                                    Exhibit 5




                            Opinion of Paul J. Quiner


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                     [PER-SE TECHNOLOGIES, INC. LETTERHEAD]



                                   May 9, 2003

Per-Se Technologies, Inc.
2840 Mt. Wilkinson Parkway
Atlanta, Georgia  30339

         Re:      Per-Se Technologies, Inc. -- Form S-8 Registration Statement

Ladies and Gentlemen:

         I serve as General Counsel to Per-Se Technologies, Inc., a Delaware corporation (the "Company"). In connection with the proposed filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to 250,000 shares of the Company's voting common stock, par value $.01 per share ("Common Stock"), that may be issued to non-employee directors of the Company pursuant to the Amended and Restated Per-Se Technologies, Inc. Non-Employee Director Stock Option Plan (the "Plan"), I have examined and relied upon such records, documents, certificates and other instruments as in my judgment are necessary or appropriate to form the basis for the opinion set forth below. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to any certificates of public officials, I have assumed the same to have been properly given and to be accurate.

         This opinion is limited in all respects to the federal laws of the United States of America and the laws of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinion expressed below.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that the shares of Common Stock that may be issued pursuant to the Plan are duly authorized and, when issued in the manner and on the terms described in the Plan, will be validly issued, fully paid and non-assessable.

         I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Sincerely,



                                    /s/ PAUL J. QUINER
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                                    Paul J. Quiner
                                    Senior Vice President
                                    and General Counsel